SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2004

BACKWEB TECHNOLOGIES LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel (State or Other Jurisdiction of Incorporation)	000-26241 (Commission File Number)	51-2198508 (IRS Employer Identification No.)

3 Abba Hillel Street
P.O. Box 3581
Ramat Gan Israel 52136
(Address of principal executive offices)

+(972) 3-6118800
(Registrant’s telephone number, including area code)

     Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On April 21, 2004, Ernst & Young LLP, previously engaged as the principal accountant to audit the Company’s financial statements, informed us that it was resigning effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The Ernst & Young LLP report on the financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The resignation of Ernst & Young LLP was not recommended by the Audit Committee of the Company’s Board of Directors but was accepted by the Audit Committee.

     During the Company’s most recent two fiscal years and from January 1, 2004 through April 21, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     During the Company’s most recent two fiscal years and from January 1, 2004 through April 21, 2004, there were no “reportable events” as such term is used in paragraph (a)(1)(v) of Regulation S-K Item 304.

     The Company has provided a copy of this Report to Ernst & Young LLP and requested that Ernst & Young LLP furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. The Company has requested that Ernst & Young LLP provide such letter as promptly as possible so that the Company can file the letter by amendment to this Report within 10 business days after the filing date of this Report (and within two business days of receiving that letter).

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On April 22, 2004, the Company issued a press release announcing its financial results for the quarter ended March 31, 2004. A copy of the press release is attached as Exhibit 99.1.

     The exhibit furnished with this Current Report on Form 8-K is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and it is not incorporated by reference into any filing of BackWeb Technologies Ltd. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BACKWEB TECHNOLOGIES LTD. (Registrant)

	By:	/s/ MICHAEL A. MORGAN
	Title:	Chief Financial Officer

Date: April 22, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of BackWeb Technologies Ltd., dated April 22, 2004, announcing its results for the fiscal quarter ended March 31, 2004.

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